ROBERT A. FORRESTER
                      1215 EXECUTIVE DRIVE WEST, SUITE 102
                              RICHARDSON, TX 75081
                                 (972) 437-9898





June 8, 1998




Transnational Financial Corporation
301 Junipero Serra Blvd., Ste 270
San Francisco, CA 94127

Gentlemen:

I have acted as counsel to Transnational Financial Corporation, a California corporation (the "Corporation"), in connection with the offering of 1,000,000 shares of the Corporation's Common Stock, without par value (the "Common Stock"). Another 150,000 shares of Common Stock will be offered by the Kristul Family LLC in the event the Underwriters' over allotment is exercised. In addition, the underwriter is purchasing a warrant to acquire up to shares of Common Stock at an exercise price of 120% of thepublic offering price of the shares of Common Stock (the "Underwriters' Warrants").

I have participated in the preparation of the Registration Statement covering the offering of Common Stock (the "Registration Statement") dated on or around June 8, 1998, in connection with which this opinion is rendered. As to various questions of fact material to my opinion, I have examined such certificates of corporate or public officials, corporate documents and records and other certificates, opinions and instruments and have made such other investigations as I have deemed necessary in connection with the opinions hereinafter set forth.

Based upon the foregoing and upon such investigation as I have deemed necessary, I give you my opinion as follows:

         1. The Corporation is duly organized and validly existing under the laws of the State of California.

         2. The Corporation has 10,000,000 authorized shares of Common Stock of which 2,500,000 are outstanding. Said 2,500,000 shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

         3. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, the Common Stock, the Underwriters' Warrants, and the Common Stock to be issued upon exercise of the Underwriters' Warrants have been issued and sold upon the terms and conditions set forth in the Registration Statement, then


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                  Transnational Financial Corporation
June 8, 1998
Page 2
                  the Common Stock, the Underwriters' Warrants, and the Common Stock to be issued upon exercise of the Underwriters' Warrants will be validly authorized and legally issued, fully paid and nonassessable.

I hereby consent (1) to be named in the Registration Statement or Statements, and in the prospectus which constitutes a part thereof, as the attorney who will pass upon legal matters in connection with the sale of the Common Stock, and (2) the filing of this opinion as Exhibit 5 to any related Registration Statement.

Very truly yours,



Robert A. Forrester

RAF/sw




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